SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported JUNE 3, 1998


                     MELLON RESIDENTIAL FUNDING CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                         333-24453                    23-2889067
(State or other                    (Commission                  (IRS Employer
jurisdiction of incorporation)     File Number)                 ID Number)


ONE MELLON BANK CENTER, ROOM 410, PITTSBURGH, PENNSYLVANIA            15258
(Address of principal executive offices)                           (Zip Code)

Registrant's Telephone Number, including area code:              (412) 236-6559

                                       N/A
          (Former name or former address, if changed since last report)


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 Item 5.  OTHER EVENTS

FILING OF POOLING AND SERVICING AGREEMENT.

          Mellon Residential Funding Corporation (the "Depositor") registered issuances of up to $2,000,000,000 principal amount of Mortgage Pass-Through Certificates on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-24453 (as amended, the "Registration Statement"). Pursuant to the Registration Statement, approximately $399,601,869 principal amount of Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates") were issued on May 29, 1998.

          The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Mellon Mortgage Company, as a seller and a master servicer Bear Stearns Mortgage Capital Corporation as a seller, Norwest Bank Minnesota, National Association as a master servicer, and Bankers Trust Company of California, N.A., as trustee.

          This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         4.1 Pooling and Servicing Agreement, dated as of May 1, 1998 among Mellon Residential Funding Corporation as Depositor, Mellon Mortgage Company, as a Seller and as a Master Servicer, Bear Stearns Mortgage Capital Corporation as a Seller, Norwest Bank Minnesota, National Association as a Master Servicer and Bankers Trust Company, N.A. as Trustee.


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  MELLON RESIDENTIAL FUNDING CORPORATION


                                  By:  /S/ STEPHEN COBAIN
                                    Name:  Stephen Cobain
                                    Title: President


Dated: May 29, 1998

                                  EXHIBIT INDEX

EXHIBIT                                                                 PAGE

4.1 Pooling and Servicing Agreement, dated as of May 1, 1998 among Mellon Residential Funding Corporation as Depositor, Mellon Mortgage
                     Company, as a Seller and as a Master Servicer, Bear Stearns Mortgage Capital Corporation as a Seller, Norwest Bank Minnesota, National Association as a Master Servicer and Bankers Trust Company, N.A. as Trustee.